 August 1, 2014  2Q 2014 Earnings Conference Call  Exhibit 99.1

 *  Safe Harbor Statement  This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Important factors that could cause actual results to differ materially from such forward-looking statements include, without limitation, risks related to the following: Increasing competition in the communications industry; andA complex and uncertain regulatory environment.A further list and description of these risks, uncertainties and other factors can be found in the Company’s SEC filings which are available online at www.sec.gov, www.shentel.com or on request from the Company. The Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.

 *  Use of Non-GAAP Financial Measures  Included in this presentation are certain non-GAAP financial measures that are not determined in accordance with US generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and exclude the effects of certain operating, capital and financing costs and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with US generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because Shentel believes they provide relevant and useful information to investors. Shentel utilizes these financial performance measures to assess its ability to meet future capital expenditure and working capital requirements, to incur indebtedness if necessary, return investment to shareholders and to fund continued growth. Shentel also uses these financial performance measures to evaluate the performance of its businesses and for budget planning purposes.

 *  Chris FrenchPresident and CEO

 *  Q2’14 Highlights  Net Income Growth – Q2’14 v. Q2’13Increased 9.9% to $8.6 millionAdjusted OIBDA increased 5.7% to $33.0 millionRevenue Growth Revenue grew 5.1% over Q2’13 to $81.4 millionCustomer Growth 6/30/13 6/30/14 ChangeWireless 397,669 415,849 +18,180Cable (RGUs) 109,490 116,221 +6,731

 *  Wireless Highlights  PCS Customers (000s)  Postpaid Growth Postpaid customers up 4.3% over last 12 monthsPrepaid GrowthPrepaid customers up 5.2% over last 12 monthsOperating Revenue IncreaseImprovement of $2.0 million, or 4.0%

 *  Cable Highlights  Revenue GrowthOperating revenues $20.8 million, growth of 11.2% over Q2’13Q2’14 Adjusted OIBDA $3.9 million, up 20.1% from Q2’13116,221 RGUs at 6/30/2014, up 6.1% over Q2’13  Cable OIBDA (in millions)  Cable RGUs

 *  Network Upgrades Helping to Drive Performance  New and existing wireless customers benefiting from state-of-the-art 4G LTE network$115 million project completed late 2013Cable customers benefiting from improved video services, high-speed data and voice servicesUpgrades completed in 2013 “Net promoter score” has increased dramatically since 2011

 *  Adele SkolitsVP of Finance and CFO

 *  Profitability  Consolidated Results($ in thousands, except per share amounts)     6/30/13     6/30/14    Change  Operating Income   $ 14,500     $ 15,793    8.9%                  Net Income    $ 7,842      $ 8,615    9.9%                  Earnings Per Share: Basic Diluted  $ 0.33$ 0.33       $ 0.36 $ 0.35    9.1%6.1%   For the Quarter Ended:___

 *  Profitability  Adjusted OIBDA ($ thousands)

 *  Adjusted OIBDA by Segment ($ millions)

 *  Wireless Segment – Change in Adjusted OIBDA Q2’14 vs. Q2’13 ($ millions)

 *  Cable Segment – Change in Adjusted OIBDA Q2’14 vs. Q2’13 ($ millions)

 *  Wireline Segment – Change in Adjusted OIBDA Q2’14 vs. Q2’13 ($ millions)

 *  Earle MacKenzieEVP and COO

 *  Wireless Segment

 *  Postpaid Customer Growth  PCS Postpaid Customers (000s)

 *  Postpaid Customer Additions  Gross Additions - Postpaid  Net Additions - Postpaid  Net adds of 2,648 in Q2 2014 versus 2,340 in Q2 2013Q2 2014 churn of 1.60% down from 1.62% in Q2 2013Shentel-controlled channels produced 47% of gross adds in Q2 2014 and 44% in Q2 2013

 *  Total Revenue per Customer Up; Data Usage Increasing  Gross Billed Revenue per Postpaid User – Data & Voice 1  1 – Before Service credits, bad debt, Sprint Nextel fees.

 *  PCS Revenues  Annual Gross Billed Revenues - Postpaid ($ millions)  *  *Net service fee increased from 12% to 14% effective 8/1/2013

 *  PCS Prepaid Statistics  Gross Additions (000s)  Cumulative Customers (000s)  *The loss of customers in Q2’13 and Q2’14 related to more stringent governmental requirements for customers renewing their eligibility for the government subsidized Assurance program.

 *  PCS Prepaid Statistics  Churn %  Average Gross Billed Revenue

 *  Cable Segment

 *  Cable - RGU Growth by Quarter  Customers  68,322(2)   69,216   69,538   70,670  69,889(2)  RGU's/Customer   1.60    1.62   1.64   1.65  1.66  Prior periods revised to reflect transfer of Shenandoah County, VA video activities to WirelineCollege students disconnect during summer

 *  Increasing Average Monthly Cable Revenue  Average Monthly Revenue per RGU  Average Monthly Revenue per Customer*  *Average monthly revenue per video subscriber was $109.66 and $124.32 for Q2 2013 and Q2 2014, respectively.

 *  Key Operational Results – Cable

 *  Wireline Segment

 *  Key Operational Results - Wireline  Access line loss of 2.8% in past 12 monthsBroadband penetration in LEC area at 58.2%Total connections at 6/30/14 of 34.5 thousand5,904 video subscribers at 6/30/14  Access lines (000s)  DSL Customers (000s)

 *  Wireline Statistics – Fiber Sales ($ millions)  Fiber Lease Revenue  New External Fiber Lease Contracts*  * Amounts shown represent the total contract value. Contract Terms range from 36 to 120 months. Revenues may be booked either in the Wireline or Cable segment depending on which assets are used to provide the service.

 *  Investing in the Future  Capex Spending ($ millions)  * Accounts payable at December 31, 2013 and 2012 included $7.6 million and $24.7 million associated with PCS Network Vision capital expenditures.  2014 Capex Spending:24% Maintenance24% Capacity30% Network Expansion22% Success-Based

 *  Q&A

 *  Appendix

 *  Non-GAAP Financial Measures – Billed Revenue per Postpaid & Prepaid Subscriber

 *  Postpaid PCS Customers Top Picks Q2 2014  Top Service Plans – 84% of Gross Adds  Top Devices – New Activations – All Channels  Unlimited, My Way  38%  Sprint Framily  23%  3G/4G Tablet 1GB  14%  Everything Data 1500   9%  iPhone  32%  Samsung Galaxy S  22%  Samsung Galaxy Tablet  20%  Smartphones made up 77% of the Postpaid base in Q2 and Q1 2014, up from 70% in Q2 2013.  *  * New Service Plan offered in Q2 2014

 *  iPhone Statistics – Q2’14  33% of Q2 Gross Adds47% of iPhones were sold or upgraded in Shentel-controlled channels31.6% of 6/30/14 Postpaid customers had the iPhone, up from 30.3% at 3/31/14iPhone Base – 6/30/1451% iPhone 4 & 4S49% iPhone 5, 5C & 5S

 *  Non-GAAP Financial Measure – Average Monthly Cable Revenue